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                                                                  EXHIBIT 10.5

                                                         EXECUTION COPY



                               Asta Funding, Inc.

                          Form 10-QSB December 31, 2000

                                  Exhibit 10.5





                               PURCHASE AGREEMENT



                                     between

                               ASTA FUNDING, INC.
                                  as Purchaser

                                       and

                         HEILIG-MEYERS FURNITURE COMPANY
                                    as Seller



                           Dated as of January 18 2001
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                                Table of Contents

                                                                        Page
                                                                        ----
EXHIBIT A  Master File Information......................................A-1

EXHIBIT B  Form of Order to Sell Assets.................................B-1

EXHIBIT C  Wire Transfer Instructions...................................C-1

EXHIBIT D  Omitted

EXHIBIT E  Form of Interest Rebate Certificate..........................E-1

EXHIBIT F  Electronic Data..............................................F-1

EXHIBIT G  Form of Goodbye Letter.......................................G-1

























                                      (i)
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                               PURCHASE AGREEMENT

                  This Purchase Agreement (the "Agreement") is made this 18th day of January, 2001, by and between Asta Funding Inc., a Delaware corporation ("Purchaser"), and Heilig-Meyers Furniture Company, a North Carolina corporation ("Seller"), operating as a debtor in possession under the United States Bankruptcy Code.

                                    Recitals

                  WHEREAS, on August 16, 2000 Seller filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court"). Seller's and its affiliated debtors' chapter 11 cases are being jointly administrated under case number 00-34533 (collectively, the "Bankruptcy Case"). Seller is currently operating its business and managing its property as a debtor-in-possession; and

                  WHEREAS, Seller is engaged in, among other businesses, the business of selling furniture, bedding, accessories and related products and services and in connection therewith provides financing to customers purchasing its products and services; and

                  WHEREAS, Seller owns certain installment contracts pursuant to written purchase agreements with consumers; and

                  WHEREAS, Seller desires to sell, assign and transfer all of its right, title and interest in certain purchase contracts identified on a master file agreed to by Seller and Purchaser, containing the information with respect to each Contract as set forth on Exhibit A hereto, including the related receivables and any credit insurance (collectively, the "Contracts"), to Purchaser and Purchaser is desirous of purchasing same;

                  NOW, THEREFORE, in consideration of the mutual covenants, promises, representations, warranties and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

                  1.1.     Defined Terms Used in This Agreement. As used in this
Agreement:

                  "120 Day Excluded Contracts"  means

                           (i)      Contracts where each of the obligors thereof
is deceased prior to the Cut-Off Date and such Contracts are not covered by credit insurance;

                           (ii)     Contracts where each of the obligors thereof
was the subject of bankruptcy proceedings during such time as the account was open (excluding such Contracts where the obligor has reaffirmed its respective Contract during its bankruptcy case) and the bankruptcy filing date is prior to the Cut-Off Date;

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                           (iii)    Contracts which are unenforceable under the
applicable statute of limitations as of the Cut-Off Date;

                           (iv)     Loaner Contracts ("Type L" Contracts);

                           (v)      Contracts set up for NSF checks ("Type C"
Contracts);

                           (vi)     Contracts with a principal balance as of the
Cut-Off Date of less than $10.00; and

                           (vii)    Contracts that include only interest and
insurance payments.

                  "180 Day Excluded Contracts"  means

                           (i)      Contracts where the obligors have been
released of liability by a court or Seller prior to the Cut-Off Date;

                           (ii)     Contracts which are fraudulent and in which
Seller's employee or agent is involved in the fraud;

                           (iii)    Contracts which are subject to actual or
asserted claims, customer disputes, settlements, cancellations, refunds, counterclaims, offsets or other defenses (subject to Seller's right to review the foregoing customer disputes and engage in settlement negotiations with the obligor to mitigate and cure such claims as provided in Section 2.3(b) herein);

                           (iv)     Missing Contracts that are more than 59 days
past due unless Purchaser elects to keep such Contract;

                           (v)      Contracts with asserted legal claims or
counter claims by obligors in which legal action has been initiated prior to the Cut-Off Date; and

                           (vi)     Contracts which are unenforceable under
applicable state or federal law.

                  "Acquisition Proposal" has the meaning set forth in Section 8.1(a) hereof.

                  "Aggregate Cut-Off Date Balance" means for all the Purchased Contracts, the Cut-Off Date Balance, excluding unearned interest and insurance premiums.

                  "Alternative Transaction" has the meaning set forth in Section 8.3(a) hereof.

                  "Auction" has the meaning set forth in Section 8.3(a) hereof.

                  "Bankruptcy Case" has the meaning set forth in the first recital hereof.

                  "Bankruptcy Code" has the meaning set forth in the first recital hereof.

                  "Bankruptcy Court" has the meaning set forth in the first recital hereof.

                  "Bidding Procedures Hearing" has the meaning set forth in
Section 8.1(b) hereof.

                  "Bidding Procedures Order" shall mean the Order: (A) Approving Break-Up Fee; (B) Establishing Bidding Procedures With Respect To Sale Of Certain Receivables; And (C) Granting Related Relief entered by the Bankruptcy Court in this Bankruptcy Case.

                  "Business Day" shall mean any day other than a Saturday or Sunday on which banking institutions in the State of Virginia and the State of New York are not authorized or obligated by applicable Law, regulation or executive order to close.

                  "Claim" has the meaning set forth in Section 105(5) of the Bankruptcy Code.

                  "Closing Date" shall mean, provided all conditions precedent to close, as set forth in Article 6, have been satisfied or waived in accordance with the terms hereof, the next Business Day following the date of entry of the Sale Order, or such later date as may be agreed to by Seller and Purchaser, but in no event later than January 31, 2001.

                  "Contracts" has the meaning set forth in the fourth recital hereto.

                  "Contract Credit Files" means collectively (i) the obligor contract, (ii) an application of the obligor, (iii) a credit statement on the obligor, (iv) a payment history from inception, (v) any default or delinquency notices and (vi) any other information relating to such Contract that Seller may possess.

                  "Cure Notice" has the meaning set forth in Section 2.3(b) hereof.

                  "Cure Period" has the meaning set forth in Section 2.3(b) hereof.

                  "Cut-Off Date" shall mean October 31, 2000.

                  "Cut-Off Date Balance" shall mean with respect to each Purchased Contract, the principal balance thereof after taking into account all payments received in respect of principal on or before the Cut-Off Date.

                  "DIP Lenders" means the group of lenders providing debtor-in-possession financing to Seller pursuant to the Debtor-in-Possession Credit Agreement, dated as of August 16, 2000.

                  "Dispute Notice" has the meaning set forth in Section 2.3(b) hereof.

                  "Earnest Money Deposit" has the meaning set forth in Section
2.2 hereof.

                  "Escrow Agent" means Branch Banking and Trust Company or such other bank acceptable to Seller and Purchaser.

                  "Excluded Contracts" shall mean (x) prior to the Closing Date, the Pre-Closing Date Excluded Contracts, (y) from the Closing Date until May 31,

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2001, the 120 Day Excluded Contracts and the 180 Day Excluded Contracts, and (z)
from June 1, 2001 to July 31, 2001, the 180 Day Excluded Contracts.

                  "Excluded Contract Report" has the meaning set forth in
Section 2.3(b) hereof.

                  "Final Order" means an order that has not been reversed or vacated, is no longer subject to an appeal or request for a rehearing and has not been stayed.

                  "Fleet" means Fleet Retail Finance, Inc., the Administrative Agent and Collateral Agent for the DIP Lenders under the Debtor-in-Possession Credit Agreement.

                  "Goodbye Letter" has the meaning set forth in Section 3.1(f) hereof.

                  "Governmental Authority" shall mean any government, any state, or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case whether national, state or local.

                  "Holdback Account" has the meaning set forth in Section 2.3(a) hereof.

                  "Holdback Amount" means an amount equal to 10% of the Purchase Price plus any amounts to be held in escrow pursuant to Section 2.6 hereof.

                  "Holdback Period" shall mean the period from the Closing Date to October 31, 2001.

                  "Indemnified Amounts" has the meaning set forth in Section 7.1(a) hereof.

                  "Indemnified Parties" has the meaning set forth in Section 7.1(a) hereof.

                  "Insurance Proceeds" means the proceeds of any insurance policy which relate to the Contracts.

                  "Interest Determination Date" has the meaning set forth in
Section 2.3(b) hereof.

                  "Interest Rebate Contract" means the Contracts subject to an interest rebate certificate, in the form set forth on Exhibit E, which still qualify for an interest rebate pursuant to the terms of such Contract.

                  "Interest Rebate Reserve" means the interest paid by any obligor pursuant to any Contract which is an Interest Rebate Contract.

                  "Law" shall mean all laws, codes, statutes, ordinances, rules, regulations, decrees and orders of any Governmental Authority.

                  "Lien" means lien, mortgage, security interest, pledge, charge, hypothecation, right of setoff, right of counterclaim, right of recoupment, equity, encumbrance or interest of any kind whatsoever with respect to any Contract.

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                  "Lockbox" has the meaning set forth in Section 2.5(b) hereof.

                  "Material Adverse Change" means that collections on the Contracts from the Cut-Off Date through and including January 15, 2001 were less than $9,000,000.

                  "Minimum Purchase Price" means the Purchase Price minus the Holdback Amount.

                  "Missing Contract" means any Contract which is not delivered by Seller to Purchaser pursuant to the terms hereof or any Contract which is delivered by Seller to Purchaser but is not signed by the obligor.

                  "Mississippi Contracts" shall have the meaning set forth in
Section 2.6 hereof.

                  "Mississippi Evidence Date" means the earlier of (a) thirty
(30) days after the Closing Date or (b) the date the evidence referred to in
Section 2.6 is provided by Seller to Purchaser.

                  "Mississippi Purchase Price" shall have the meaning set forth in Section 2.6 hereof.

                  "Mississippi Servicing Excess" means, if the Mississippi Contracts are acquired by Purchaser pursuant to Section 2.6 hereof after the Closing Date, 25% multiplied by all proceeds of the Purchased Contracts from the Cut-Off Date through and including January 15, 2001 in excess of $9,000,000 (excluding the Servicing Fee) less any Servicing Excess on the Purchased Contracts (excluding the Mississippi Contracts) paid to, or retained by, Seller.

                  "Mitigation Notice" has the meaning set forth in Section 2.3(b) hereof.

                  "Motion" means that certain motion to be filed by Seller with the Bankruptcy Court seeking approval of this Agreement.

                  "Party" has the meaning set forth in Section 7.3 hereof.

                  "Pre-Closing Date Dispute Notice" has the meaning set forth in
Section 2.3(g) hereof.

                  "Pre-Closing Date Excluded Contracts" has the meaning set forth in Section 2.3(g) hereof.

                  "Pre-Closing Date Excluded Contract Report" has the meaning set forth in Section 2.3(g) hereof.

                  "Protected Party" has the meaning set forth in Section 5.1(b) hereof.

                  "Purchase Price" has the meaning set forth in Section 2.2 hereof.

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                  "Purchase Price Adjustment" means with respect to each
Excluded Contract determined pursuant to Section 2.3(b), 2.3(c) and 2.3(g), an amount equal to the Cut-Off Date Balance multiplied by the Purchase Price Factor, less any principal payments and interest received on account of such Excluded Contract from the Cut-Off Date through the date of calculation (whether from or on behalf of an obligor or on account of credit insurance), plus interest earned on such amount in the Holdback Account.

                  "Purchase Price Factor" means 32.00%.

                  "Purchased Contracts" means the Contracts, purchased pursuant to Section 2.1 hereof.

                  "Purchaser Servicing Fee" means the fee payable by Seller to Purchaser for servicing the Mississippi Contracts from the Servicing Transfer Date to the Mississippi Evidence Date, in an amount equal to 5% of gross cash receipts collected by Purchaser on the Mississippi Contracts from the Servicing Transfer Date to the Mississippi Evidence Date.

                  "Sale Hearing" has the meaning set forth in Section 8.1(b) hereof.

                  "Sale Order" shall mean an order of the Bankruptcy Court, substantially in the form annexed hereto as Exhibit B, approving this Agreement.

                  "Seller Indemnified Amounts" has the meaning set forth in
Section 7.2(a) hereof.

                  "Servicing Excess" means (a) if, on or prior to the Closing Date, Seller has provided Purchaser satisfactory evidence that the class action lawsuit against the Seller in the State of Mississippi relating to the Mississippi Contracts has been dismissed with prejudice by Final Order, 25% multiplied by all proceeds of the Purchased Contracts from the Cut-Off Date through and including January 15, 2001 in excess of $9,000,000 (excluding the Servicing Fee) or (b) if the evidence required is not so provided on or prior to the Closing Date, 25% multiplied by all proceeds of the Purchased Contracts less all proceeds of the Mississippi Contracts from the Cut-Off Date through and including January 15, 2001 in excess of $8,549,010 (excluding the Servicing
Fee).

                  "Servicing Fee" means the fee payable by Purchaser to Seller for servicing the Purchased Contracts from the Cut-Off Date through the Servicing Transfer Date, in an amount equal to 5% of gross cash receipts collected by Seller on the Purchased Contracts from the Cut-Off Date through the Servicing Transfer Date.

                  "Servicing Transfer Date" means fifteen (15) days after the Closing Date or such earlier date as determined by the Purchaser.

                  "Third-Party Accountants" has the meaning set forth in Section 2.3(d) hereof.

                  "Topping Offer" has the meaning set forth in Section 8.3(a) hereof.

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                                    ARTICLE 2
                                PURCHASE AND SALE

                  2.1.     Purchase and Sale.

                  (a) On the Closing Date, subject to the terms and conditions set forth in this Agreement, Seller shall sell, transfer and assign to Purchaser and Purchaser shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the Purchased Contracts in accordance with the terms of this Agreement. Seller shall deliver to Purchaser, to the extent available, the related Contract Credit Files as soon as reasonably possible following the Closing Date, but in any event no later than 30 (thirty) days after the Closing Date. Seller agrees that all of its right, title and interest in and to the Purchased Contracts shall be assigned to Purchaser free and clear of Liens and Claims pursuant to Section 363 of the Bankruptcy Code in accordance with the terms of this Agreement.

                  (b) Seller will provide to Purchaser a Bill of Sale in a form acceptable to Purchaser and Seller.

                  2.2      Purchase Price.

                  (a) The purchase price for the Purchased Contracts shall be (i) the Aggregate Cut-Off Date Balance of the Purchased Contracts times the Purchase Price Factor plus (ii) $467,673 (the "Purchase Price").

                  (b) Upon execution of this Agreement, Purchaser shall deposit in an interest bearing escrow account $3,176,732 (the "Earnest Money Deposit"), to be held by the Escrow Agent until the Closing Date. If the Seller has not received the consent of the DIP Lenders required pursuant to Section 6.2(iii) hereof on or before January 23, 2001, the Earnest Money Escrow Deposit shall, upon request of the Purchaser, be returned immediately to the Purchaser. In the event that Purchaser so requests return of the Earnest Money Deposit and Seller subsequently obtains the consent of the DIP Lenders, the Purchaser shall be required to re-deposit the Earnest Money Deposit with the Escrow Agent the day following the Seller's delivery of the consent of the DIP Lenders to the Purchaser. If Purchaser fails to re-deposit the Earnest Money Escrow, Seller shall have the right to immediately terminate this Agreement.

                  (c) Subject to the satisfaction or waiver of the conditions set forth in Article 6, on the Closing Date, Purchaser shall remit by wire transfer in immediately available funds to Seller the sum of (i) the Minimum Purchase Price; (ii) the Servicing Excess; and (iii) the Servicing Fee on any collections on the Purchased Contracts from the Cut-Off Date through the day that is three (3) Business Days prior to the Closing Date, less the sum of
(i) any collections on the Purchased Contracts from the Cut-Off Date through the day that is three (3) Business Days prior to the Closing Date which are retained by Seller and (ii) the Earnest Money Deposit which Seller and Purchaser shall direct the Escrow Agent to remit to the Seller.

                  2.3.     Holdback Account

                  (a) On the Closing Date, Purchaser shall deposit the Holdback Amount in an interest bearing segregated account with the Escrow Agent (the "Holdback Account"). The Holdback Account shall require the signatures of both Seller and Purchaser for any transfers or withdrawals from the account.

                  (b) As Purchaser identifies Excluded Contracts and Interest Rebate Contracts which are still entitled to rebates on or after the Closing Date, Purchaser shall provide Seller with (i) a written report (the "Excluded Contract Report") of the Purchased Contracts that Purchaser believes fall within the definition "Excluded Contract" and a calculation of the Purchase Price Adjustment for all such Purchased Contracts up to the date of the applicable report and (ii) a list of the Interest Rebate Contracts which are still entitled to rebates. The Excluded Contract Report will also state the reason each such Purchased Contract has, in Purchaser's opinion, become an Excluded Contract. Within five (5) Business Days from the time a Purchased Contract is first included in the Excluded Contract Report and such report is received by the Seller, Seller shall (a) notify Purchaser that it accepts the Purchased Contract as an Excluded Contract; (b) notify Purchaser that it will attempt to mitigate or cure the asserted reason for excludability (the "Mitigation Notice"); or (c) notify Purchaser that it disputes Purchaser's determination that a Purchased Contract is an Excluded Contract pursuant to
Section 2.3(d) (the "Dispute Notice"). If Seller does not provide the notice required by clause (b) or (c) within five (5) Business Days from receipt of the applicable Excluded Contract Report, the Purchased Contract for which no such notice is given shall be deemed an Excluded Contract. Seller shall have thirty
(30) days from receipt of each Excluded Contract Report to mitigate or cure the asserted reason for excludability of any Purchased Contract identified in the Mitigation Notice (the "Cure Period"), provided that Seller has delivered the Mitigation Notice in a timely manner. Any such Purchased Contract for which the asserted reason for excludability is not mitigated or cured within the Cure Period shall be deemed an Excluded Contract. To the extent there is a cost for such cure or mitigation, Seller may use funds in the Holdback Account for such purpose, provided however, in no case shall (x) an amount equal to more than the Purchase Price Factor multiplied by the Cut-Off Date Balance be used to mitigate or cure any particular Excluded Contract, and (y) any amount be used from the Holdback Account unless the reason for excludability of any Excluded Contract will be cured or mitigated upon payment of such amount. Upon Seller's cure or mitigation of the asserted reason for excludability of any Purchased Contract which is the subject of a timely Mitigation Notice, Seller shall notify Purchaser of such cure or mitigation (the "Cure Notice"), but in no event later than five (5) Business Days after the expiration of the Cure Period. For each Excluded Contract (i) that is not cured or mitigated within the Cure Period, as set forth in a Cure Notice or (ii) for which no Mitigation Notice or Dispute Notice was received, or (iii) was determined to be an Excluded Contract, Purchaser shall (subject to Section 2.3(d) below) be entitled to receive from the Holdback Account an amount equal to the Purchase Price Adjustment, but not, in the aggregate, in excess of the Holdback Amount. Such amounts may be withdrawn not more than once every two (2) weeks. For each Interest Rebate Contract, the Interest Rebate Reserve shall be calculated by the Purchaser and such amount shall be agreed to by the Seller on every second Friday after the Closing Date. On the following Monday after the calculation (the "Interest Determination Date"), if Seller and Purchaser agree on such amount, Purchaser shall withdraw from the Holdback Account an amount equal to the Interest Rebate Reserve. If Seller and Purchaser do not agree on such amount by the close of business on the Interest Determination Date, any dispute related thereto shall be resolved pursuant to Section 2.3(d) hereof.

                  (c) For any Purchased Contract for which the Purchaser has received a Purchase Price Adjustment, Purchaser shall convey such Purchased Contract to Seller and the related Contract Credit File to the extent received by the Purchaser (and containing any new information collected by the Purchaser) will be returned to Seller by Purchaser within fifteen (15) days of such payment.

                  (d) In the event that Seller disputes Purchaser's determination that a Purchased Contract is an Excluded Contract, Seller shall have the right, within five (5) Business Days after receipt of the Excluded Contract Report identifying such Excluded Contract for the first time, to give a Dispute Notice to Purchaser in accordance with Section 2.3(b) hereof stating that it will submit such dispute to an agreed upon accountant or a mutually agreed upon nationally recognized firm of independent certified public accountants (the "Third-Party Accountants") to resolve such dispute. In the event that Purchaser disputes Seller's determination that it has cured or mitigated the asserted reason that a Purchased Contract is an Excluded Contract, Purchaser shall have the right, within five (5) Business Days after receipt of the Cure Notice, to give notice to Seller that it will submit such dispute to the Third Party Accountant to resolve such dispute. In the event Purchaser and Seller disagree on the appropriate amount of the Interest Rebate Reserve pursuant to Section 2.3(b) hereof, either party may give notice to the other party stating that it will submit such dispute to the Third Party Accountants for resolution. The Third-Party Accountants' determination of such matters submitted to it shall be conclusive and binding upon the parties hereto. The costs incurred for such Third-Party Accountants shall be shared equally by Seller and Purchaser. No amounts shall be distributed from the Holdback Account to Purchaser or Seller on account of any such "Excluded Contract" or Interest Rebate Reserve dispute until the dispute related thereto is resolved by agreement of the parties or by the Third-Party Accountant. If, upon resolution of any disputes as to the determination of whether a Purchased Contract is an Excluded Contract or whether an Interest Rebate Reserve payment should be made to Purchaser, a Purchased Contract is determined to be an Excluded Contract or an Interest Rebate Reserve dispute is resolved (whether by agreement of the parties or as determined by the Third Party Accountant), Purchaser shall be entitled to receive an amount from the Holdback Account on account of such Excluded Contract or Interest Rebate Contract in accordance with Section 2.3(b).

                  (e) After May 31, 2001, the Purchaser shall not be entitled to receive from the Holdback Account any amounts with respect to 120 Day Excluded Contract unless such Purchased Contract was identified on an Excluded Contract Report delivered to Seller prior to May 31, 2001. After July 31, 2001, the Purchaser shall not be entitled to receive from the Holdback Account any amounts with respect to 180 Day Excluded Contract unless such Purchased Contract was identified on an Excluded Contract Report delivered to Seller prior to July 31, 2001

                  (f) Subject to retention in the Holdback Account of amounts submitted by Purchaser to Seller for reimbursement from the Holdback Account which have not yet been paid by Seller, on October 31, 2001, any amounts remaining in the Holdback Account shall be distributed to the Seller.

                  (g) On the fifth Business Day prior to the scheduled Closing Date, Purchaser shall provide Seller with a written report (the "Pre-Closing Date Excluded Contract Report") of the Contracts that Purchaser believes fall within clause (i) or (ii) of the definition of "120 Day Excluded Contract" hereof (collectively, excluding any Contracts identified by Seller in the Pre-Closing Date Dispute Notice (as defined below), the "Pre-Closing Date Excluded Contracts") and a calculation of the Purchase Price Adjustment for all such Contracts so identified by Purchaser. The Pre-Closing Date Excluded Contract Report also shall state the reason why each such Contract falls, in Purchaser's opinion, within clause (i) or (ii) of the definition of "120 Day Excluded Contract" hereof. Within three (3) Business Days from the time Seller receives the Pre-Closing Date Excluded Contract Report, Seller shall (a) notify Purchaser that it accepts any or all of the Contracts as Pre-Closing Date Excluded Contracts, and/or (b) notify Purchaser that it disputes Purchaser's determination that a Contract falls within clause (i) or (ii) of the definition of "120 Day Excluded Contract" hereof (the "Pre-Closing Date Dispute Notice"). If Seller does not provide the Pre-Closing Date Dispute Notice within three (3) Business Days from its receipt of the Pre-Closing Date Excluded Contract Report, the Contracts for which no such notice is given shall not be Purchased Contracts on the Closing Date. There shall not be any Purchase Price Adjustment with respect to any Contract listed on a Pre-Closing Date Dispute Notice, and any such Contract shall (x) be considered a Purchased Contract hereunder and (y) be listed on the first Excluded Contract Report delivered by Purchaser to Seller hereunder; provided, however, that the Holdback Amount shall be increased, with respect to any Contract listed on a Pre-Closing Date Dispute Notice, by an amount equal to the Cut-Off Date Balance multiplied by the Purchase Price Factor, less any principal payments and interest received on account of such Contract from the Cut-Off Date through the date that is three (3) Business Days prior to the Closing Date.

                  2.4.     Servicing Fee

                  As described in Section 2.2(c), Purchaser shall pay to Seller on the Closing Date, the Servicing Fee on amounts received by Seller on the Purchased Contracts from and after the Cut-Off Date to three (3) Business Days prior to the Closing Date. Seller shall compute the remainder of the Servicing Fee within ten (10) Business Days after the Servicing Transfer Date and shall be entitled to deduct such amount from any payments received by Seller on the Purchased Contracts prior to Seller remitting such collections to Purchaser pursuant to Section 3.1(e) hereof. If deductions made by Seller pursuant to the immediately preceding sentence are not sufficient to satisfy fully the balance of the Servicing Fee, Purchaser shall promptly remit to Seller such balance upon written demand from Seller. From the Cut-Off Date through the Servicing Transfer Date, Seller shall service the Purchased Contracts in accordance with Seller's historical practices and shall not offer obligors any settlements. All such collection practices shall be in accordance with the standards set forth in the Fair Debt Collection Practices Act, the Fair Credit Billing Act and the Fair Credit Reporting Act.

                  2.5.     Trust Funds; Lockbox.

                  (a) Prior to the Servicing Transfer Date, Seller shall post all payments to its system and remit the cash pursuant to Sections 2.2, 2.4 and 3 hereof. After the Servicing Transfer Date, Seller agrees (subject to
Section 2.4 hereof) to promptly deliver to Purchaser all checks, drafts or any form of payment following the Closing Date which represent payment or Insurance Proceeds for all or any portion of the Purchased Contracts. Following receipt by Seller of any payments due to Purchaser, Seller shall hold all such payments (subject to Section 2.4 hereof) in trust for the account of Purchaser and said funds shall be considered (subject to Section 2.4 hereof) trust funds not property of Seller's bankruptcy estate. In the event Seller shall have received any Insurance Proceeds after the Cut-Off Date, Seller shall promptly transfer such Insurance Proceeds to Purchaser.

                  (b) On the Closing Date, Seller shall transfer to Purchaser Seller's lockbox number 96069 with First Union National Bank (the "Lockbox") and Purchaser shall be entitled to exercise dominion and control over the Lockbox. Purchaser agrees to assume all costs related to the Lockbox incurred from and after the Closing Date. Following receipt by Purchaser of any payments due to Seller, Purchaser shall hold all payments in trust for the account of Seller and said funds shall be considered trust funds not property of Purchaser. Purchaser shall immediately remit such funds to Seller or at its direction.

                  (c) On or before the Closing Date, Purchaser shall establish its own account with First Union and the link between the Lockbox and such account.

                  2.6.     Mississippi Contracts.

                  On or prior to the Closing Date, Seller shall provide Purchaser satisfactory evidence that the class action lawsuit against the Seller in the State of Mississippi relating to such Contracts (the "Mississippi Contracts") has been dismissed with prejudice by Final Order. If Seller is not able to so provide this evidence, the Holdback Amount shall be adjusted to include an amount equal to the Cut-Off Date Balance multiplied by the Purchase Price Factor of the Mississippi Contracts (the "Mississippi Purchase Price") plus any collections received on such Mississippi Contracts from the Cut-Off Date through three (3) days prior to the Closing Date which have not been retained by the Seller pursuant to Section 2.2. After such date and until the Mississippi Evidence Date, all collections received with respect to the Mississippi Contracts by or on behalf of Purchaser or Seller shall be deposited in the Holdback Account. From the Servicing Transfer Date, the Mississippi Contracts shall be serviced by or on behalf of the Purchaser in the manner of the other Purchased Contracts. If the evidence required is not so provided by the date that is thirty (30) days after the Closing Date, Purchaser shall be entitled to receive from the Holdback Account the Mississippi Purchase Price plus interest thereon and any Purchaser Servicing Fees and Seller shall be entitled to receive from the Holdback Account any collections on the Mississippi Contracts from the Cut-Off Date through the Mississippi Evidence Date less any Purchaser Servicing Fees. If the evidence required is so provided on or before the date that is thirty (30) days after the Closing Date, Seller shall be entitled to receive from the Holdback Account the Mississippi Purchase Price and any Mississippi Servicing Excess and Servicing Fees from the Cut-Off Date to the Servicing Transfer Date plus interest thereon and Purchaser shall be entitled to receive from the Holdback Account any collections on the Mississippi Contracts from the Cut-Off Date through the Mississippi Evidence Date net of any Mississippi Servicing Excess and Servicing Fees payable to Seller plus interest thereon.

                                    ARTICLE 3

                                   COLLECTIONS

                  3.1.     Collections.

                  (a) Purchaser shall begin collecting on the Purchased Contracts on the Servicing Transfer Date.

                  (b) On the Closing Date, Seller shall be entitled to the Servicing Excess which is to be paid in accordance with Section 2.2(c). The remainder of all collections from the Cut-Off Date to January 15, 2001, shall be payable to the Purchaser. Purchaser shall be entitled to all proceeds of the Purchased Contracts received after January 15, 2001 through and including the Closing Date less the Servicing Fee.

                  (c) Should Seller come into possession of any instrument from an obligor relating to the Purchased Contracts, Seller shall promptly endorse said instrument in favor of Purchaser, if appropriate, or transfer title to such property and deliver said instrument or other property to Purchaser.

                  (d) From and after the Closing Date, Purchaser shall have the sole and exclusive right to collect on the Purchased Contracts and all such collection practices used by Purchaser shall be in accordance with the standards set forth in the Fair Debt Collection Practices Act, the Fair Credit Billing Act and the Fair Credit Reporting Act.

                  (e) Subject to Section 2.4 hereof, any collections on the Purchased Contracts received by Seller at any time after the date which is three
(3) days prior to the Closing Date (if any) shall be remitted to Purchaser on a weekly basis less the Servicing Fee on such Purchased Contract. Any checks received from obligors under such Purchased Contracts shall be forwarded by Seller to the Lockbox as set forth in Section 2.5. In the event an obligor of an Excluded Contract remits a payment to Purchaser after the Closing Date, Purchaser shall remit such payment to Seller after it has received the Purchase Price Adjustment for such Excluded Contract.

                  (f) Purchaser may at any time notify obligors of any Purchased Contract that their contract and the servicing thereof has been sold and assigned to Purchaser and that amounts due with respect thereto shall be paid directly to Purchaser. Seller shall, at Purchaser's request and cost, and in a form acceptable to both Seller and Purchaser, substantially in the form set forth on Exhibit G which may be revised to comply with applicable laws, notify obligors that their account has been sold or otherwise assigned to Purchaser (the "Goodbye Letter"),. Subsequent to such notice, Seller will not be liable if such obligors continue to remit payments to Seller. Seller will remit such payments to Purchaser in accordance with Sections 3.1 and 2.5.

                  (g) Purchaser shall notify obligors of Interest Rebate Contracts that their contract has been transferred to Purchaser and any requests for rebates should be made directly to Purchaser or its representatives. Such notice shall state that any interest rebate certificates should be submitted to Purchaser.

                  (h) Seller agrees to make any endorsement necessary to permit collection by Purchaser of the Purchased Contracts. Seller shall also at Purchaser's reasonable request provide a letter to Purchaser's depositing institution instructing such depositing institution to accept Purchaser's endorsement of Seller's signature or such other instruction so as to allow Purchaser to collect on the Purchased Contracts.

                  (i) Purchaser may use Seller's name, including any other name under which the Purchased Contracts were generated, solely for the purpose of describing accurately the source of the obligations that generated the Purchased Contracts, which description may be used, to the extent permitted by Law in the lawful credit and collection activities of Purchaser with respect to the Purchased Contracts and in connection with the institution of collection proceedings brought by Purchaser under its own name, provided however, that any communications that use Seller's name in the manner set forth above shall clearly indicate that the Purchased Contracts are owned by Purchaser and any such collection is being done on Purchaser's behalf. Prior to so using Seller's logo, Purchaser shall provide Seller with the form in which Seller's logo is to be used and Purchaser must obtain the consent of Seller, which shall not be unreasonably withheld, in order to use Seller's logo in the manner proposed.

                  (j) Seller shall retain the right to sell the account names and to continue to market merchandise to the obligors of the Purchased Contracts in accordance with applicable laws, including the Gramm-Leach-Bliley Financial Modernization Act.

                  (k) Purchaser in acquiring the Purchased Contracts pursuant to this Agreement, is not assuming any liability or any obligation of Seller, including any litigation threatened, pending or instituted against Seller, unpaid sales or intangible taxes or any products liability claim.

                  (l) On the Closing Date and thereafter upon reasonable request by Purchaser, Seller will execute and deliver a Uniform Commercial Code Form UCC-1 Financing Statement from time to time as a protective measure evidencing the sale of the Purchased Contracts.

                  (m) After the Servicing Transfer Date, Seller shall provide notices at the stores from which Purchased Contracts have been sold that such Purchased Contracts have been sold and the address and phone number of Purchaser at no expense to Seller. At the expense of Purchaser, Purchaser may provide to the stores payment envelopes for obligors. Seller, at Purchaser's expense, shall take such other actions as are reasonably requested by Purchaser to enable Purchaser to properly service the Purchased Contracts after the Servicing Transfer Date.

                                    ARTICLE 4
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  4.1.     Representations, Warranties and Covenants of Seller.

                  Subject to the receipt of the Sale Order, Seller represents, warrants and covenants to Purchaser as follows:

                           (i)      Seller is a corporation duly organized,
validly existing and in good standing under the laws of its jurisdiction and incorporation, with (subject to entry of the Sale Order) all requisite power and authority to enter into this Agreement.

                           (ii)     Except for the Sale Order, no consent,
authorization or approval is required by Seller to assign and transfer to Purchaser all of Seller's right, title and interest in and to the Purchased Contracts free and clear of all Liens and Claims.

                           (iii)    Seller has, at no expense to Purchaser,
filed a motion seeking approval of this Agreement and will use its reasonable best efforts to obtain entry of the Sale Order in the form of Exhibit B hereto.

                           (iv)     There is no pending or, to the best of
Seller's knowledge, threatened litigation against Seller which would materially affect Seller's ability to perform each and every one of its obligations under this Agreement.

                           (v)      Seller has committed no acts or omissions
which would result in any claim or offset by any obligor under a Contract that would impair the value of the Purchased Contract.

                           (vi)     All representations and warranties set forth
above are true and correct as of the date hereof and will be true and correct on the Closing Date, and shall survive the closing of this transaction for a period of 180 days following the Closing Date.

                           (vii)    No class action lawsuits or similar actions
are pending, threatened or have been filed affecting the Purchased Contracts as of the Closing Date except as set forth in Section 2.6 hereof.

                           (viii)   Through the Servicing Transfer Date,
Seller's Collection practices shall be in accordance with the standards set forth in the Fair Debt Collection Practices Act, the Fair Credit Billing Act and the Fair Credit Reporting Act.

                  4.2.     Representations, Warranties and Covenants of
Purchaser.

                  Purchaser represents, warrants and covenants to Seller as follows:

                           (i)      Purchaser is an entity duly formed, validly
existing and in good standing under the laws of the state of its formation, with all requisite power and authority to enter into this Agreement.

                           (ii)     Purchaser is duly and legally authorized to
enter into this Agreement and the undersigned representative is authorized to act on behalf of and bind it to the terms of this Agreement. This Agreement constitutes the valid and legally binding obligation of Purchaser.

                           (iii)    There is no proceeding, action,
investigation or litigation pending or the best of Purchasers' knowledge, threatened against Purchaser, which would have a material adverse effect on this Agreement or any of Purchasers' obligations hereunder.

                           (iv)     In collecting and servicing the Purchased
Contracts, Purchaser shall adhere to the procedures and standards set forth in the Fair Debt Collection Practices Act and the Fair Debt Billing Act.

                           (v)      Purchaser has the intent and financial
wherewithal to perform its obligations under this Agreement.

                           (vi)     All representations and warranties set forth
above are true and correct as of the date hereof and will be true and correct on the Closing Date, and shall survive the closing of this transaction.

                                    ARTICLE 5
                                CERTAIN COVENANTS

                  5.1.     Mutual Covenants and Agreements.

                  Seller and Purchaser hereby covenant and agree that:

                  (a) Cooperation: They shall cooperate fully with each other in furnishing any information or performing any action reasonably requested by such party, which information or action is necessary to the speedy and successful consummation of the transactions contemplated by this Agreement. Subject to their further rights under this Agreement, they shall promptly cause the consummation of this Agreement to occur on the Closing Date.

                  (b) Confidentiality. All information furnished by one party (the "Protected Party") to the other party in connection with this Agreement and the transactions contemplated hereby shall be kept confidential by such other party (and shall be used by it only in connection with this Agreement and the transactions contemplated hereby, provided that Seller or Purchaser shall be permitted to make disclosures which it in good faith deems necessary and appropriate, including for purposes of obtaining approval of this Agreement after consultation with legal counsel) except to the extent that such information: (i) is already lawfully known to such other party when received and not otherwise subject to restrictions of confidentiality; (ii) thereafter becomes lawfully obtainable from other sources; (iii) is required to be disclosed to a Governmental Authority; or (iv) is, in the opinion of counsel, required by Law to be disclosed by such other party, provided that notice of such disclosure has been given to the Protected Party, when legally permissible, and that such other party making the disclosure uses its reasonable efforts to take legal action to prevent the disclosure. However, after the transaction becomes public knowledge, Purchaser and its lenders and assignees may (subject to Seller's reasonable approval) issue press releases related to the transaction. If the transactions contemplated by this Agreement shall fail to be consummated, such other party shall promptly cause all originals and copies of documents, and extracts thereof, containing any such information and data as to the Protected Party to be returned to the Protected Party or destroyed and shall cause an officer so to certify to the Protected Party.

                  (c) Advice of Changes. Between the date hereof and the Closing Date, each party shall promptly advise the other in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have been made any of the representations contained herein untrue in any material respect.

                                    ARTICLE 6
                         CONDITIONS PRECEDENT TO CLOSING

                  6.1.     Conditions Precedent to Purchaser's Obligation to
Close.

                  Purchaser's obligation to close the transaction contemplated by this Agreement is subject to the following conditions being performed on or before closing:

                           (i)      The representations and warranties of Seller
shall be true and correct in all material respects as set forth in an officers certificate delivered to Purchaser on the Closing Date.

                           (ii)     The Bankruptcy Court shall have entered the
Bidding Procedures Order and the Sale Order authorizing the sale of all of the Contracts in one transaction and the Sale Order shall not have been reversed, vacated or stayed.

                           (iii)    Purchaser has received the electronic data
as described in the manner set forth in Exhibit F hereto.

                           (iv)     Purchaser shall have received evidence to
its reasonable satisfaction from Seller that the actual cash collected on the Contracts from September 1, 2000 through November 30, 2000 shall be at least $17, 200,000.

                           (v)      Seller shall have delivered to Purchaser a
report in a form satisfactory to Purchaser and Seller, showing cash collections, Servicing Fees and the Servicing Excess for the period from the Cut-Off Date through a day that is three (3) days prior to the Closing Date. Since the Cut-Off Date, Seller shall have serviced the Contracts in accordance with Seller's historical practices and not offered obligors any settlements.

                           (vi)     Seller shall have delivered to Purchaser the
documents described herein in a mutually acceptable form.

                           (vii)    Seller shall have delivered the consent
specified in Section 6.2(iii) hereof.

                  6.2.     Conditions Precedent to Seller's Obligation to Close.

                           (i)      The representations and warranties of
Purchaser shall be true and correct in all material respects as of the Closing Date.

                           (ii)     The Bankruptcy Court shall have entered the
Bidding Procedures Order and the Sale Order and Sale Order shall not have been reversed, vacated or stayed.

                           (iii)    Seller shall have received the irrevocable
consent (subject to the bidding process contemplated hereby) of the DIP Lenders under Seller's debtor in possession financing facility with Fleet.

                           (iv)     Seller shall have received the amount
specified in Section 2.2(c) for the Purchased Contracts from Purchaser.

                           (v)      Purchaser shall have delivered to Seller the
documents described herein in a mutually acceptable form.

                                    ARTICLE 7
                                 INDEMNIFICATION

                  7.1.     Indemnification by Seller.

                  (a) Seller agrees to indemnify, defend and hold harmless Purchaser and its respective officers, directors, managers and employees, (collectively, the "Indemnified Parties") in an amount not to exceed, in the aggregate, the amount on deposit in the Holdback Account (excluding any increase in the Holdback Account due to the Mississippi Contracts) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' and experts' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any of them, excluding however, Indemnified Amounts resulting solely from or caused solely by the negligence, bad faith or willful misconduct on the part of an Indemnified Party to which such Indemnified Amount would otherwise be due, to the extent arising out of or resulting from:

                           (i)      any representation, warranty or covenant
made by Seller under or in connection with this Agreement, and any information or report delivered by or on behalf of Seller pursuant hereto, that shall have been false or incorrect in any material respect when made or deemed made or material other failure by Seller to adhere to the material covenants, provisions or duties under this Agreement;

                           (ii)     any and all claims made by any obligor,
governmental authority or other party based upon any actual or alleged failure by Seller to comply with any laws relating to the Contracts;

                           (iii)    any claim or action arising out of or in
connection with any Purchased Contracts (except to the extent that the claim or action is based solely on any act or omission by Purchaser, its officers, directors, agents, employees, or representatives with respect to any Purchased Contracts), including without limitation any claim or action initiated by an obligor as a result of inaccurate information received by Purchaser from Seller hereunder or any dispute involving warranties, service agreements or customer satisfaction guaranties associated with the Purchased Contracts;

                           (iv)     any other act or omission by Seller, its
officers, directors, agents, employees, or representatives with respect to any breach by Seller of any material representation or warranty or covenant hereunder; and

                           (v)      any losses or expenses incurred by the
Purchaser as a result of Seller's failure to forward all premiums paid by obligors to the appropriate insurance companies.

                  (b) An Indemnified Party hereunder shall have recourse only against amounts on deposit in the Holdback Account. All claims for indemnification or payments from the Holdback Amount under this Agreement, including under this Section 7.1 or under Articles 3 or 4, shall be entitled to administrative priority in the Bankruptcy Court (provided an Indemnified Parties right to seek indemnity under Section 7.1 shall be limited to amounts on deposit in the Holdback Account).

                  (c) Any obligation of Seller to indemnify Purchaser shall terminate 180 days after the Closing Date, unless the party seeking indemnification within such period, notifies the other party it is seeking indemnification hereunder as to a specific claim. In that instance, the indemnity obligation shall survive solely as to the specific claim until resolved and amounts necessary to satisfy such specific claim shall remain in the Holdback Account. Thereafter all rights of indemnity shall terminate.

                  7.2.     Indemnification by Purchaser.

                  (a) Purchaser agrees to indemnify, defend and hold harmless Seller and its respective officers, directors, managers and employees (collectively, the "Seller Indemnified Parties") in an amount not to exceed, in the aggregate, the Holdback Amount (excluding an increase in the Holdback Account due to the Mississippi Contracts) from and against any and all damages, losses, claims, liabilities and related costs and expenses including reasonable attorneys' and experts' fees and disbursements (all of the foregoing being collectively referred to as "Seller Indemnified Amounts") awarded against or incurred by any of them, excluding however, Indemnified Amounts resulting solely from or caused solely by the negligence, bad faith or willful misconduct on the part of a Seller Indemnified Party to which such Indemnified Amount would otherwise be due, to the extent arising out of or resulting from:

                           (i)      any representation, warranty or covenant
made by Purchaser under or in connection with this Agreement, and any information or report delivered by or on behalf of Purchaser pursuant hereto, that shall have been false or incorrect in any material respect when made or deemed made, or other material failure by Purchaser to adhere to the material covenants, provisions or duties under this Agreement;

                           (ii)     any and all claims made by any obligor,
governmental authority or other party based upon any actual failure by Purchaser (with respect to actions or occurrences after the Closing Date), to comply with any laws relating to the Purchased Contracts; or

                           (iii)    any other act or omission by Purchaser, its
officers, directors, agents, employees, or representatives with respect to any Purchased Contract after the Closing Date.

                  (b) Subject to the limitations contained in Section 7.2(a), a Seller Indemnified Party shall have recourse against both Purchaser and amounts on deposit in the Holdback Account (excluding any increase in the Holdback Account resulting from the Mississippi Contracts) with respect to claims made pursuant to Section 7.2 hereof.

                  7.3.     Procedure for Indemnification

                  (a) Any amounts to be distributed from the Holdback Account pursuant to Section 7.1 or 7.2 shall be distributed pursuant to an escrow agreement to be mutually agreed upon by both parties on or prior to the Closing Date.

                  (b) Within ten (10) days after receipt by a Indemnified Party or a Seller Indemnified Party (together the "Party") of a third party claim, the indemnified Party shall, if any claim in respect thereof is to be made against the indemnifying Party under this Agreement, deliver a claim notice to the indemnifying Party; provided, however, that the omission so to notify the indemnifying Party shall not relieve the indemnifying Party from any liability which the indemnifying Party may have to the indemnified Party otherwise than under this subsection. In the event that any third party claim is made against the indemnified Party and the indemnified Party notifies the indemnifying Party of the commencement thereof, the indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the indemnified Party (who shall not except with the consent of the Party, be counsel to the indemnifying Party). The indemnified Party shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof at the expense of the indemnifying Party if the retention of such counsel has been specifically authorized by the indemnifying Party, if such counsel is retained because the indemnifying Party does not notify the indemnified Party within twenty (20) days after receipt of a claim notice that it elects to undertake the defense thereof, or if there is a reasonable basis on which the indemnified Party's interests may differ from those of the indemnifying Party.

                                    ARTICLE 8
                   BANKRUPTCY COURT ORDERS; BIDDING PROCEDURES

                  8.1. Bankruptcy Court Orders. In connection with the transactions contemplated by this Agreement, Seller shall seek entry of the Sale Order. Seller shall use its reasonable best efforts to provide counsel to Purchaser with a copy of each notice, application, proposed order and other related pleadings regarding these transactions prepared by Seller and to be filed with the Bankruptcy Court in advance of the filing of such documents in the Bankruptcy Court.

                  8.2. No Solicitation. The parties acknowledge and agree that Seller is required to provide certain information to other interested parties and that Seller will: (i) provide notices of the transactions contemplated by this Agreement, the Motion and the Sale Hearing and related matters as required by applicable Law (including to parties that Seller believes may be interested in submitting an alternative Acquisition Proposal); (ii) respond to any inquiries concerning the sale of the Purchased Contracts; (iii) provide any and all information and reasonable access to competing bidders; (iv) meet with competing bidders if so requested by such bidders to discuss the terms of an Alternative Transaction and (v) undertake such further or other action with respect to interested parties as Seller believes may be required by its or its management's fiduciary duties or as advised by its counsel is required. Subject to the foregoing, unless required by order of the Bankruptcy Court, Seller shall not request or solicit, and shall use its reasonable efforts to prevent its representative from expressly requesting or soliciting, a proposal or offer from a third party relating to any acquisition of all or any substantial part of the Purchased Contracts.

                  8.3. Overbid Procedures. Purchaser acknowledges that Seller has entered into a Agreement dated January 4, 2000 with WCIC Furniture, Inc. and Purchaser acknowledges and agrees that it is submitting this Agreement as a "Topping Offer" as described therein.

                  8.4.     Bankruptcy Covenant of Purchaser

                  Purchaser acknowledges and agrees that the following shall in no event be deemed to be a breach by Seller of any representation, warranty, covenant, condition or term contained herein :

                  (a) the pendency of the Chapter 11 Case of Seller and its affiliated debtors; and

                  (b) following the Closing Date, the conversion of the Chapter 11 Case for any or all of Seller or its affiliated debtors to a case under chapter 7 of the Bankruptcy Code or the appointment of an examiner, trustee or receiver in any such cases.

                  8.5.     Bankruptcy Court Approval

                  Notwithstanding any provision of this Agreement to the contrary, Seller shall not have any obligation to consummate a sale hereunder unless and until the Bankruptcy Court has approved this Agreement and entered the Sale Order, and such order is not reversed or vacated and is not subject to any stay pending appeal.

                                    ARTICLE 9
                                   TERMINATION

                  9.1. Termination. This Agreement may be terminated as follows:

                  (a)      By Purchaser if:

                           (i)      [omitted]

                           (ii)     the Bankruptcy Court fails (through no fault
of Purchaser) to enter the Sale Order by January 23, 2001; or

                           (iii)    Seller breaches any material
representations, warranties or covenants made herein; or

                           (iv)     the transaction fails to close on or before
January 31, 2001 (through no fault of the Purchaser); or

                           (v)      on or prior to the Closing Date Seller sells
the Contracts to any entity other than Purchaser (provided Purchaser did not breach this Agreement); or

                           (vi)     (x) the Bankruptcy Court (through no fault
of the Purchaser) does not approve or denies approval of this Agreement by January 30, 2001; or

                           (vii)    a Material Adverse Change occurs; or

                           (viii)   if prior to the Closing Date, the Chapter 11
Case is converted for any or all of Seller or its affiliated debtors to a case under chapter 7 of the Bankruptcy Code or an examiner, trustee or receiver is appointed.

                  (b)      By Seller, if:

                           (i)      Purchaser fails to perform its material
obligations under this Agreement and, within five (5) days of notice of such failure, Purchaser has not performed; or

                           (ii)     the transaction fails to close on or before
January 31, 2001 (through no fault of Seller); or

                           (iii)    Seller executes definitive documentation
with respect to an Alternative Transaction; or

                           (iv)     Purchaser breaches any material
representations or warranties made herein and, within five (5) days of notice of such breach, Purchaser has not cured such breach; or

                           (v)      the Bankruptcy Court denies approval of this
Agreement or such Agreement is not approved because Seller has received a higher or better offer in accordance with Section 8.3 hereof.

                  9.2.     Effects of Termination.

                  (a) If this Agreement is terminated by Purchaser, pursuant to Section 9.1(a)(ii), 9(a)(iii), 9(a)(iv), 9(a)(vi)(x), 9(a)(vii) or 9(a)(viii), Seller shall, within five (5) days of the termination of this Agreement, reimburse Purchaser the amount of the Earnest Money Deposit plus interest thereon.

                  (b) If this Agreement is terminated by Purchaser, pursuant to Section 9(a)(v), Seller shall within five (5) days of the termination of this Agreement reimburse Purchaser the amount of the Earnest Money Deposit plus interest thereon.

                  (c) If this Agreement is terminated by Purchaser, pursuant to Section 9(a)(vi)(y), Seller shall (provided Purchaser is not then in breach of this Agreement), within five (5) days of the termination of this Agreement, reimburse Purchaser the amount of the Earnest Money Deposit plus interest thereon.

                  (d) If this Agreement is terminated by Seller, pursuant to Section 9(b)(i) or 9.1(b)(iv), Seller shall be entitled to retain the Earnest Money Deposit plus interest thereon as liquidated damages which shall be Seller's sole recourse against Purchaser and Seller shall not be entitled to any monies from Purchaser in excess of the Earnest Money Deposit.

                  (e) If this Agreement is terminated by Seller, pursuant to Section 9(b)(ii), 9(b)(iii) or 9(b)(v), Seller shall (provided Purchaser is not then in breach of this Agreement), within five (5) days of termination of this Agreement, reimburse Purchaser the amount of the Earnest Money Deposit plus interest thereon.

                  (f) Notwithstanding the foregoing, no failure on the part of Seller or Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right including the right to seek specific performance. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

                                   ARTICLE 10
                                  MISCELLANEOUS

                  10.1. Wire Transfer. Unless Seller directs otherwise, all sums required to be paid to Purchaser by Seller under this Agreement which exceed $10,000 shall be made by wire transfer as set forth in Exhibit C hereto.

                  10.2. Notices. All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by facsimile transmission (transmission confirmed); (ii) on the next day if delivered by over-night mail or courier; or
(iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Saturdays and Sundays) if delivered by certified or registered mail, postage prepaid, to the Party for whom intended to the following addresses:

If to Purchaser:           Asta Funding Inc.
                           210 Sylvan Avenue
                           Englewood Cliffs, New Jersey  07632
                           Attn:  Gary Stern
                           Fax No.:  (201) 569-6198

With a copy to:            Lowenstein Sandler PC
                           65 Livingston Avenue
                           Roseland, NJ 07068
                           Attn:  Daniel J. Barkin, Esq.
                           Fax No. (973) 597-2307

If to Seller:              David S. Herman
                           Heilig-Meyers Company
                           12560 West Creek Parkway
                           Richmond, Virginia 23238
                           Fax No.:(804) 784-7671

With a copy to:            FTI/Policano & Manzo
                           Policano & Manzo LLP
                           622 Third Avenue, 31st Floor
                           New York, NY 10017
                           Attention:  Chris Kearns
                           Fax No.:  (212) 841-9350

With a copy to:            Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York 10019
                           Attention:  Paul Shalhoub, Esq.
                           Fax No.: (212) 728-8111

                  10.3. Limited Power of Attorney. If Purchaser receives a check, bank draft, money order or other negotiable instrument payable to Seller with respect to an Contract; Seller hereby nominates, constitutes and appoints Purchaser as its true and lawful attorney in fact, with full right, title and authority to endorse and negotiate such instrument in Seller's name, place and stead, and shall otherwise reasonably cooperate with respect to such endorsement and negotiation. Seller shall at the Servicing Transfer Date, deliver 50 separate powers of attorney containing similar terms.

                  10.4. Governing Law: Consent to Jurisdiction. This Agreement shall be construed and enforced under the laws of the State of New York and the Bankruptcy Code. The Bankruptcy Court shall retain exclusive jurisdiction over any disputes with respect to this Agreement. Purchaser hereby consents to the exclusive jurisdiction of the Bankruptcy Court. In the event any provision of this Agreement shall be declared invalid by a court of competent jurisdiction, said invalidity shall not invalidate the Agreement as a whole, but said Agreement shall be construed as if the invalidated provision was omitted from the Agreement.

                  10.5. Entire Agreement. This Agreement and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement supersedes and cancels any and all other contracts referring to the subject matter herein. No modifications, alteration or waiver of this Agreement shall be effective unless in writing, executed by the parties hereto.

                  10.6. Assignability. This Agreement shall inure to the benefit of the parties hereto, their successors and assigns. Purchaser may not assign its obligations under this Agreement without giving notice to Seller. Any assignment of Purchaser's rights under this Agreement or any portion thereof by Purchaser shall operate to vest in the assignee, the rights and powers and obligations of Purchaser hereunder to the extent of such assignment. Notwithstanding anything to the contrary, no assignment of this Agreement shall release Purchaser of its obligations hereunder.

                  10.7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the Agreement between the parties hereto.

                  10.8. Captions. Captions of the various sections contained in this Agreement are intended to be used solely for convenience of the parties hereto and are not intended, nor are they deemed to modify, or explain or to be used as an aid in the construction of any of the provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals.

HEILIG-MEYER FURNITURE COMPANY                   ASTA FUNDING INC.


By: ________________________________             By: ________________________
Name:  David S. Herman                               Name:  Gary Stern
Title: Senior Vice President-Credit                  Title: President

                                    EXHIBIT A

                             MASTER FILE INFORMATION




----------------------------------------------------------------------------------------------------------------------
Loan              Gross Unpaid                 Aggregate                   Aggregate              Aggregate Net
Count             Principal Balance            Outstanding                 Accrued Interest       Balance
                                               Insurance Rebate
----------------------------------------------------------------------------------------------------------------------
115006            $112,145,030.94              $2,624,121.48               $10,248,012.09         $99,272,897.37
----------------------------------------------------------------------------------------------------------------------




"NPV Files" dated December 27, 2000

"NONSEC" file dated November 22, 2000

"NONSECTX" file dated November 22, 2000

                                    EXHIBIT B

                          FORM OF ORDER TO SELL ASSETS


                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                                Richmond Division


In re:                                     )
                                           )       Chapter 11
HEILIG-MEYERS COMPANY, et al.,             )

                                           )       Case No. 00-34533 (DOT)
         Debtors                           )
                                           )       Jointly Administered


                     ORDER AUTHORIZING AND APPROVING SALE OF
                     CERTAIN RECEIVABLES TO ASTA FURNITURE,
                        INC., AND GRANTING RELATED RELIEF


                  Upon the motion of Heilig-Meyers Company, a Virginia Corporation, Heilig-Meyers Furniture Company, a North Carolina corporation, Heilig-Meyers Furniture West, Inc., an Arizona corporation, HMY Star, Inc., a Virginia Corporation, HMY RoomStore, Inc., a Virginia Corporation, and MacSaver Financial Services, Inc., a Delaware Corporation, the above-captioned debtors and debtors in possession (collectively, the "Debtors") dated December 22, 2000 (the "Motion"), for an order, pursuant to sections 105 and 363 of title 11 of the United States Code (the "Bankruptcy Code"), as complemented by Rules 2002 and 6004 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), seeking, inter alia, authorization for and approval of: (a) the assignment and sale by the Debtors of certain receivables (the "Customer Receivables"), pursuant to and as more particularly described in the Purchase Agreement dated December __, 2000 (the "WCIC Purchase Agreement"), between Heilig-Meyers

Furniture Company ("HMFC"), one of the Debtors herein, and WCIC Furniture, Inc. ("WCIC") or to such other party as may submit a higher and better offer in accordance with the requirements set forth in Article VIII of the WCIC Purchase Agreement, free and clear of all liens, claims, and encumbrances; (b) certain related relief; and it appearing that such a higher and better offer has been made by Asta Funding, Inc.("Asta"), a Delaware corporation, pursuant to the Purchase Agreement ("Purchase Agreement") dated January 18, 2001 between Asta and HMFC and upon consideration of the Motion, the arguments of counsel made at the hearings on the Motion, the Bidding Procedures Order (as defined in the Motion), and the full record in these cases; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates, creditors and other parties in interest; and notice of the Motion and the hearings held in respect thereof having been provided in the manner set forth in the Motion and in the Bidding Procedures Order; and it appearing that no other or further notice is necessary or required; and upon due deliberation and sufficient cause appearing therefore, it is

                  FOUND, that:

                  A. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Motion, except as such terms may be otherwise defined herein.

                  B. Notice of the Motion has been provided in the manner required by the Bidding Procedures Order and no other or further notice is necessary or required.

                  C. The Court has jurisdiction to hear and determine the propriety of entering this Order pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue of this proceeding in this district is proper pursuant to 28 U.S.C. ss. 1409. The hearings on the Motion constitute core proceedings pursuant to 28 U.S.C. ss. 157(b)(2)(A), (N) and (O).

                  D. A reasonable opportunity to object or be heard regarding the requested relief has been afforded to all interested parties and entities, including all known parties who claim interests in or liens against the Customer Receivables.

                  E. Sufficient business justification exists for the assignment and sale of the Customer Receivables pursuant to section 363(b) of the Bankruptcy Code in that the sale enables the Debtors to obtain significant value for such assets and is the highest or otherwise best bid for such assets.

                  F. The Purchase Agreement was: (a) negotiated, proposed and entered into in good faith, from arm's length bargaining positions, by HMFC and ASTA; and (b) constitutes the highest or otherwise best offer for the Customer Receivables. ASTA is entitled to the protections and benefits conferred upon a good faith purchaser pursuant to section 363(m) of the Bankruptcy Code with respect to the transactions approved hereby.

                  G. The sale of the Customer Receivables pursuant to the Purchase Agreement is in the best interest of the Debtors, their estates, creditors and other parties in interest.

                  NOW, THEREFORE, it is ORDERED, that:

                  1. The terms and conditions of the Purchase Agreement (together with any non-material modifications the Debtors shall hereafter agree to) and the other documents and instruments executed in connection therewith hereby are approved in all respects, and the sale of the Customer Receivables pursuant thereto hereby is authorized and approved pursuant to sections 363(b), 363(f), and 363(m) of the Bankruptcy Code.

                  2.       The Debtors hereby are authorized and empowered to:
(a) execute the Purchase Agreement and the other instruments and documents necessary to consummate the transactions contemplated thereby; and (b) to fully perform under, consummate and implement the Purchase Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to consummate the transactions contemplated by the Purchase Agreement and the transfer of the Customer Receivables to ASTA.

                  3. Pursuant to section 363(f) of the Bankruptcy Code, the Customer Receivables shall be transferred to ASTA free and clear of any claims, debts, obligations, rights, restrictions, interests, liens, and encumbrances (collectively, the "Encumbrances"), with all such Encumbrances to attach to the proceeds of sale with the same validity, force and effect as they now have with respect to the Customer Receivables.

                  4. All persons and entities holding Encumbrances of any kind and nature with respect to the Customer Receivables hereby are barred from asserting such Encumbrances of any kind and nature against ASTA, its successors or assigns, or the Customer Receivables.

                  5. If any person or entity that has filed financing statements or other documents or agreements evidencing Encumbrances against the Customer Receivables shall not have delivered to ASTA prior to the date of the transfer, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Encumbrances or other interests which the person or entity has with respect to the Customer Receivables, the Debtors hereby are authorized to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Customer Receivables.

                  6. The net proceeds of the sale of the Customer Receivables shall be applied in accordance with the Adequate Protection Order. For the purposes of this paragraph "net proceeds" shall be net of, inter alia, the 506(c) Surcharge as agreed to by the Debtors and the Prepetition Lenders or determined by the Court.

                  7. Any amounts payable by the Debtors to ASTA pursuant to the Purchase Agreement or any transactions contemplated thereby: (a) shall (subject to the terms of the Purchase Agreement) constitute administrative priority expenses of the Debtors' estates pursuant to sections 503(b) and 507(a)(1) of the Bankruptcy Code; and (b) may be paid by the Debtors in the time and manner provided in the Purchase Agreement without further order of this Court.

                  8. The Debtors are authorized and empowered to pay, or establish an escrow account for, all of their obligations under the Purchase Agreement.

                  9. Except as expressly set forth in the Purchase Agreement or this Order, ASTA shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Customer Receivables. The transfer of the Customer Receivables pursuant to the Purchase Agreement shall not subject ASTA to any liability with respect to the operation of the Debtors' business prior to the Closing Date.

                  10. Except as expressly set forth in the Purchase Agreement or this Order, the Debtors shall have no liability or responsibility for any liability or other obligation of ASTA arising under or related to the Customer Receivables, and the Debtors shall have no liability for any claim related to the Customer Receivables first arising on or after the Closing Date.

                  11. Upon entry of this Order, with respect to the Purchase Agreement, ASTA shall be entitled to the protection of section 363(m) of the Bankruptcy Code. The transactions contemplated by the Purchase Agreement are undertaken by ASTA in good faith, as that term is used in section 363(m) of the Bankruptcy Code and, accordingly, the reversal or modification on appeal of this Order and the authorization to consummate the transaction provided herein shall not affect the validity of any transfer under the Purchase Agreement and this Order to ASTA, unless such transfer is duly stayed pending appeal.

                  12. The terms and provisions of the Purchase Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors and their estates, creditors and interest holders and ASTA, and each of their respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting a claim against the Customer Receivables, notwithstanding any subsequent appointment of any trustee(s) or receiver(s) for any of the Debtors or their estates under any chapter of the Bankruptcy Code, as to which trustee(s) or receiver(s) such terms and provisions likewise shall be binding in all respects.

                  13. This Court retains jurisdiction: (a) to enforce and implement the terms and provisions of the Purchase Agreement, all amendments thereto, any waivers and consents thereunder, and of any other agreements executed in connection therewith; (b) to resolve any disputes arising under or related to the Purchase Agreement; and (c) to interpret, implement and enforce the provisions of this Order.

                  14. As permitted by Bankruptcy Rule 6004(g), notwithstanding Bankruptcy Rule 7062, this Order shall be effective and enforceable immediately upon entry.

Dated:  January __, 2001

                                       ------------------------------------
                                       CHIEF UNITED STATES BANKRUPTCY JUDGE